Exhibit 31.4

Certification of Principal Financial Officer Pursuant to Section 302

of the Sarbanes-Oxley Act of 2002

I, David Oston, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the period ended December 31, 2016 of Five Oaks Investment Corp.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 14, 2017	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)